UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ATAIBECKLEY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Nualtis Employee FAQ

1. What was announced?

•
AtaiBeckley has entered into a definitive agreement to be acquired by Eli Lilly and Company (“Lilly”), a global leader in pharmaceutical innovation. Nualtis is a wholly owned subsidiary of AtaiBeckley and is part of the transaction.

•	We currently expect the transaction to close in the third quarter of 2026, subject to approval by AtaiBeckley stockholders, required regulatory approvals, and other customary closing conditions.

2. Why does this matter for Nualtis?

•
Nualtis's oral thin-film platform is the technology behind VLS-01, AtaiBeckley’s DMT buccal film in development for depression and, alongside the lead program BPL-003, one of the programs at the heart of this transaction. This is a meaningful reflection of the work the Nualtis team does every day.

3. What does this mean for me day to day?

•
Until the transaction closes, it is business as usual. Our operations, projects, and customer commitments continue as they do today. You will continue to report to your current managers, and your responsibilities are unchanged.

4. What happens to our customer and manufacturing agreements?

•
They continue without interruption. We remain committed to meeting our obligations to our customers and partners, and there are no expected changes to our existing agreements as a result of the transaction.

5. What happens to my equity awards?

•	Nualtis maintains its own stock option plan, which is separate from AtaiBeckley's.

•	We follow up on any questions specific to the treatment of Nualtis’ equity plan separately.

6. What happens to my compensation and benefits?

•	There are no changes to your compensation or benefits at this time, and the benefit plans continue as usual. The ELT will address any questions specific to Nualtis and to Canada.

7. What will integration look like? What does the future hold for Nualtis?

It is very early. Integration planning will take place over the coming period, and we do not have specifics to share yet. Our focus now is on continuing to operate the business well and serving our customers and programs.

8. How does the transaction work, and what is the timing?

•
The transaction will be completed through a merger that requires the approval of AtaiBeckley stockholders. AtaiBeckley will file a proxy statement with the SEC and hold a special meeting for stockholders to vote. Until closing, AtaiBeckley and Lilly remain separate, independent companies. We currently expect to close in the third quarter of 2026.

9. Who should I contact, and can I talk about this externally?

•	Do not respond to external inquiries. Forward any investor or media questions to AtaiBeckley’s Head of Investor Relations and Corporate Communications, Jason Awe, at [***].

•	Do not post or comment about the transaction on social media or external forums. You may like or repost AtaiBeckley’s posts without adding any comments of your own.

•	If you have questions in the meantime, please reach out to the ELT.

No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information about the Acquisition and Where to Find It
AtaiBeckley plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to Lilly’s proposed acquisition of AtaiBeckley (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, AtaiBeckley will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. Stockholders are urged to read the proxy statement (including any amendments or supplements thereto) and any other relevant documents that AtaiBeckley will file with the SEC when they become available because they will contain important information. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of AtaiBeckley’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by AtaiBeckley with the SEC in connection with the Merger will also be available, free of charge, at AtaiBeckley’s investor relations website (https://ir.ataibeckley.com), or by writing to AtaiBeckley Inc., Attention: Investor Relations, 250 West 34th Street, New York, NY 10119.

Participants in the Solicitation
Under SEC rules, AtaiBeckley and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of AtaiBeckley and their ownership of AtaiBeckley’s common stock is set forth in the definitive proxy statement for AtaiBeckley’s 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”), which was filed with the SEC on April 22, 2026, including the sections captioned “Director Compensation,” “Executive Employment Agreements” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 6, 2026, and in other documents filed by AtaiBeckley with the SEC. To the extent holdings of such participants in AtaiBeckley’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by AtaiBeckley’s directors and executive officers. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the parties’ ability to satisfy the conditions to the consummation of the Merger and the expected timetable for the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; potential milestone payment amounts and terms pursuant to the contingent value rights (the “CVRs”); AtaiBeckley’s product candidates and ongoing clinical and preclinical development; Lilly’s development of programs targeting treatment-resistant depression and mental health conditions; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that AtaiBeckley’s shareholders may not approve the adoption of the Merger Agreement; AtaiBeckley’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on AtaiBeckley’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Lilly’s ability to successfully integrate AtaiBeckley and execute on the continued development of AtaiBeckley’s programs following the closing of the Merger; that all or any of the potential milestone payments pursuant to the CVRs will become payable on the terms described herein or at all; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in AtaiBeckley’s plans and operations attributable to the Merger; changes in AtaiBeckley’s business during the period between announcement and closing of the Merger; Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger (or the announcement thereof) on AtaiBeckley’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Lilly’s and AtaiBeckley’s periodic reports filed with the SEC. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to Lilly and AtaiBeckley as of the date of this communication. Lilly and AtaiBeckley each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.